Exhibit 4.1

REGISTRATION AGREEMENT

between

SELECT INCOME REIT

and

COMMONWEALTH REIT

March 25, 2013

REGISTRATION AGREEMENT

This Registration Agreement (this “Agreement”) is made and entered into as of March 25, 2013 by and between Select Income REIT, a Maryland real estate investment trust (“SIR”), and Commonwealth REIT, a Maryland real estate investment trust (the “Shareholder”).  Certain capitalized terms used but not otherwise defined in this Agreement have the respective meanings set forth in Section 4 below.

WHEREAS, the Shareholder owns 22,000,000 Common Shares (the “Subject Common Shares”);

WHEREAS, concurrently with the execution of this Agreement, SIR is filing a registration statement for a registered offering (the “Offering”) of up to all of the Subject Common Shares (the “Registration”); and

WHEREAS, in connection with the Registration, the Shareholder and SIR desire to enter into this Agreement to set forth certain agreements with respect to the Registration and the Offering.

NOW, THEREFORE, in consideration of the recitals, the mutual covenants and agreements herein contained, and other valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

1.                                      Registration

(a)           On or about the date hereof SIR shall file a registration statement on Form S-11 (or, if available, Form S-3) to effect the Registration in accordance with the intended method of disposition stated by the Shareholder in the draft Registration Statement provided by SIR to the Selling Shareholder and in accordance with Applicable Law and shall use its commercially reasonable efforts to cause such registration statement to be declared effective as promptly as practicable after filing and to keep such registration statement updated and effective so as to permit the offer and sale of the Subject Common Shares in accordance with the intended method of disposition so stated by the Shareholder and in accordance with Applicable Law.  SIR consents to the use of the Prospectus by the Shareholder in connection with the offer and sale of the Subject Common Shares.

(b)           In the event that the Offering is not consummated pursuant to the registration statement referred to in Section 1(a) within the earlier of (i) 30 days after the effective date of such registration statement and (ii) 90 days after the initial filing of such registration statement, the Shareholder’s right to require SIR to take the actions set forth in Section 1(a) to file and cause to be declared effective a registration statement (which may be an additional registration statement, which shall also be deemed to be a “Registration Statement” under this Agreement) or to file and cause to be declared effective an amendment to such registration statement or to file a prospectus supplement, as applicable, in order to permit the offer and sale of the Subject Common Shares pursuant to such registration statement or prospectus supplement as provided in Section 1(a) (which offer and sale shall be deemed to be an “Offering” for purposes of this Agreement) shall be subject to the consent of SIR (not to be unreasonably withheld or delayed). The right of Shareholder to request an amendment to a registration statement, new registration statement or prospectus supplement under this Section 1(b) shall be exercisable by the Shareholder one time only.

(c)           SIR will notify the Shareholder promptly after SIR has knowledge of:  (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for such purpose; (ii) the receipt by SIR of any notification with respect to the suspension of the qualification of the Subject Common Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iii) the existence of any Event which results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d)           The Shareholder shall pay all Registration Expenses in connection with the offer, sale and disposition of the Subject Common Shares pursuant to the Registration.  For the avoidance of doubt, the Shareholder will reimburse SIR for any Registration Expenses it pays, subject to the receipt by the Selling Shareholder of documentation reasonably acceptable to it.

2.                                      Indemnification

(a)           In connection with the Registration, SIR shall, to the extent permitted by Applicable Law, indemnify and hold harmless the Shareholder and the trustees, officers, employees, representatives and agents of the Shareholder in their capacity as such and each Person, if any, who controls the Shareholder within the meaning of the Securities Act or the Exchange Act, but in each case excluding SIR (each such person being hereinafter sometimes referred to in this Section 2(a) as a “Shareholder Indemnified Person”), from and against any Claims, joint or several, to which such Shareholder Indemnified Person may become subject, including under the Securities Act, the Exchange Act or any state securities or blue sky law, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement or any Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made), not misleading, and will reimburse each such Shareholder Indemnified Person for any legal or any other expenses reasonably incurred by such Shareholder Indemnified Person in connection with investigating, preparing or defending, settling or satisfying any such Claim; provided, however, that SIR will not be liable in any such case to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made or incorporated by reference in such Registration Statement, Prospectus, amendment or supplement in reliance upon and in conformity with information furnished to SIR by or on behalf of the Shareholder stating that it is expressly for use in preparation of such Registration Statement, Prospectus, amendment or supplement. The indemnity in this Section 2(a) shall remain in full force and effect regardless of any investigation made by or on behalf of such Shareholder Indemnified Person and shall survive the transfer of such Subject Common Shares by the Shareholder.

(b)           In connection with the Registration, the Shareholder shall, to the extent permitted by Applicable Law, indemnify and hold harmless SIR and the trustees, officers, employees, representatives and agents of SIR in their capacity as such and each Person, if any, who controls SIR within the meaning of the Securities Act or the Exchange Act, but in each case excluding the Shareholder (each such person being hereinafter sometimes referred to in this Section 2(b) as a “SIR Indemnified Person”), against any Claims, joint or several, to which such SIR Indemnified Person may become subject, including under the Securities Act, the Exchange Act or any state securities or blue sky law, insofar as such Claims arise out of or are based upon:

(i)            any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement or any Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made), not misleading; provided that such untrue statement or alleged untrue statement or omission or alleged omission has been made or incorporated by reference in such Registration Statement, Prospectus, amendment or supplement in reliance upon and in conformity with information furnished to SIR by or on behalf of the Shareholder specifically stating that it is expressly for use in preparation of such Registration Statement, Prospectus, amendment or supplement; or

(ii)           any action or alleged action by the Shareholder, or any trustee, officer, employee, representative or agent of the Shareholder in such capacity, related to, in connection with or in furtherance of the Offering; provided that no SIR Indemnified Person shall be entitled to indemnification against any Claim under this Section 2(b)(ii) to the extent a Shareholder Indemnified Person is entitled to indemnification in respect of such Claim pursuant to Section 2(a), and, in each case, will reimburse each such SIR Indemnified Person for any legal or any other expenses reasonably incurred by SIR or such SIR Indemnified Person in connection with investigating, preparing or defending, settling or satisfying any such Claim. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such SIR Indemnified Person and shall survive the transfer of such Subject Common Shares by the Shareholder.

(c)           Each party that would have been a Shareholder Indemnified Person or a SIR Indemnified Person, respectively, under Section 2(a) or 2(b) (each, as applicable, an “indemnified party”) shall give notice as promptly as reasonably practicable to SIR and the Shareholder, respectively (each, as applicable, an “indemnifying party”) of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify such indemnifying party shall not relieve such indemnifying party from any liability which it may have to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  An indemnifying party may participate at its own expense in the defense of such action.  In no event shall an indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d)           If the indemnification provided for in Section 2(a) or 2(b) is unavailable, because prohibited or restricted by Applicable Law, to an indemnified party under either such Section in respect of any Claims referred to therein, then in order to provide for just and equitable contribution in such circumstances, each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the untrue statement or omission, or alleged untrue statement or omission, which resulted in such Claims, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. SIR and the Shareholder agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 2(d).  The amount paid or payable by an indemnified party as a result of the Claims referred to in this Section shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing or defending, settling or satisfying any such Claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           Indemnification similar to that specified in the preceding provisions of this Section 2 (with appropriate modifications) shall be given by SIR and the Shareholder with respect to any required registration or other qualification of Subject Common Shares under any Applicable Law other than the Securities Act.

3.                                      Representations

Each party hereto represents and warrants to the other that:

(a)           it is duly authorized to enter into and perform this Agreement and has duly executed and delivered this Agreement;

(b)           the execution, delivery and performance by such party of its obligations under this Agreement will not conflict with or result in a breach of or default under or a violation of its declaration of trust or by-laws, any material contract to which it is a party or by which any of its assets or its subsidiaries are bound or any Applicable Law; and

(c)           this Agreement constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement generally of creditors’ rights and remedies and general principles of equity (regardless of whether considered in a proceeding at law or in equity).

4.                                      Definitions.

As used herein, unless the context otherwise requires, the terms set forth in this Agreement shall have the respective meanings so set forth. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each notice or other document executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto.

“Applicable Law” shall mean any Law of any Authority, whether domestic or foreign, including all federal and state Laws, to which the Person in question is subject or by which it or any of its business or operations is subject or any of its property is bound.

“Authority” shall mean any governmental or quasi-governmental authority, whether executive, legislative, judicial, administrative or other, or any combination thereof, including any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, board, body, branch, bureau or comparable agency or Entity, commission, corporation, court, department, instrumentality, mediator, panel, system or other political unit or subdivision or other Entity of any of the foregoing, whether domestic or foreign.

“Business Day” shall mean any day which is neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in the Commonwealth of Massachusetts.

“Change of Control” of the Shareholder shall mean:  (a) the acquisition by any person or entity, or two or more persons or entities acting in concert, of beneficial ownership (such term having the meaning provided such term in Rule 13d-3 under the Exchange Act) of 9.8% or more, or rights, options or warrants to acquire 9.8% or more, or any combination thereof, of the Shareholder’s outstanding common shares of beneficial interest or other voting interests of the Shareholder, including voting proxies for such shares, or the power to direct the management and policies of the Shareholder, directly or indirectly (excluding the Manager and its affiliates); (b) the merger or consolidation of the Shareholder with or into any other entity (other than the merger or consolidation of any entity into the Shareholder that does not result in a Change in Control of the Shareholder under clauses (a), (c), or (d) of this definition); (c) any one or more sales or conveyances to any person or entity of all or any material portion of the assets (including capital stock or other equity interests) or business of the Shareholder and its subsidiaries taken as a whole; or (d) the cessation, for any reason, of the individuals who at the beginning of any 36 consecutive month period constituted the Board of Trustees of the Shareholder (together with any new trustees whose election by the Trustees or whose nomination for election by the shareholders of the Shareholder was approved by a vote of a majority of the trustees then still in office who were either trustees at the beginning of any such period or whose election or nomination for election was previously so approved) to constitute a majority of the Board of Trustees of the Shareholder then in office; provided, however, a Change of Control of the Shareholder shall not include (i) the acquisition by any person or entity, or two or more persons or entities acting in concert, of beneficial ownership of 9.8% or more of the Shareholder’s outstanding common shares of beneficial interest or other voting interests of the Shareholder if such acquisition is approved by the Board of Trustees of the Shareholder in accordance with the Shareholder’s organizational documents and if such acquisition is otherwise in compliance with applicable law or (ii) the transactions contemplated by this Agreement.

“Claims” shall mean, with respect to any Person, any and all debts, liabilities, obligations, losses, damages, deficiencies, assessments and penalties of or against such Person, together with all Legal Actions, pending or threatened, claims and judgments of whatever kind and nature relating thereto, and all fees, costs, expenses and disbursements (including reasonable attorneys’ and other legal fees, costs and expenses) relating to any of the foregoing.

“Common Shares” shall mean the common shares of beneficial interest, $.01 par value per share, of SIR.

“Commission” shall mean the Securities and Exchange Commission or any successor Authority.

“Entity” shall mean any corporation, firm, unincorporated organization, association, partnership, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Authority.

“Event” shall mean the existence or occurrence of any act, action, activity, circumstances, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Law” shall mean any (a) administrative, judicial, legislative or other action, code, consent decree, constitution, directive, enactment, finding, law, injunction, interpretation, judgment, order,

ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ of any Authority, domestic or foreign; (b) the common law, or other legal precedent; or (c) arbitrator’s, mediator’s or referee’s award, decision, finding or recommendation.

“Legal Action” shall mean, with respect to any Person, any and all litigation or legal or other actions, arbitrations, counterclaims, investigations, proceedings, requests for material information by or pursuant to the order of any Authority or suits, at law or in arbitration, equity or admiralty, whether or not purported to be brought on behalf of such Person, affecting such Person or any of such Person’s business, property or assets.

“Manager” shall mean Reit Management & Research LLC.

“Person” shall mean any natural individual or any Entity.

“Prospectus” shall mean any prospectus included in the Registration Statement (or any amendment thereto), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Subject Common Shares covered by the Registration Statement (including any preliminary prospectus or preliminary prospectus supplement included therein) and by all other amendments and supplements to any prospectus, including in each case each preliminary or other prospectus, each free-writing prospectus and all documents and other information incorporated by reference in any of the foregoing, or any amendment or supplement thereto, or otherwise deemed to be a part thereof or included therein by the Securities Act, including pursuant to Rule 430A or 430B, as applicable, under the Securities Act.

“Registration Expenses” shall mean all (or where appropriate any one or more) of the following incurred in connection with the Registration:

(a)           all registration and filing fees;

(b)           all fees due to the Financial Regulatory Authority, Inc.;

(c)           fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky and state securities qualifications of the Subject Common Shares);

(d)           printing and delivery expenses, including relating to any underwriting agreement among the Shareholder, SIR and the underwriters party thereto;

(e)           reasonable fees and disbursements of counsel for SIR and the Shareholder;

(f)            reasonable fees and disbursements of independent public accountants of SIR and the Shareholder;

(g)           discounts, commissions, fees and disbursements of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Subject Common Shares by the Shareholder;

(h)           fees and expenses of other Persons, including any experts, reasonably retained by SIR after notice to (and approval, which shall not be unreasonably withheld or delayed, of) the Shareholder;

(i)            any transfer taxes imposed on the Shareholder with respect to the transfer of the Subject Common Shares by the Shareholder;

(j)            any transfer taxes imposed on SIR as a result of the transfer of any Subject Common Shares by the Shareholder in the Offering; and

(k)           all other costs and expenses normally associated with a public secondary sale of securities.

“Registration Statement” shall mean the registration statement of SIR to be filed on Form S-11  (or, if available, Form S-3), a draft of which has been provided to the Shareholder or any additional registration statement filed in accordance with Section 1(b), including all amendments thereto, including post-effective amendments, any Prospectus and supplements to such Prospectus and all exhibits and all documents and other information incorporated by reference in any of the foregoing or otherwise deemed to be a part thereof or included therein by the Securities Act, including pursuant to Rule 430A or 430B, as applicable, under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

5.                                      Miscellaneous

(a)           Parties. This Agreement shall inure to the benefit of and be binding upon SIR and the Shareholder and their respective successors and permitted assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person, other than the parties to this Agreement and those Persons referred to in Section 2 or Section 6(i) and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said Persons referred to in Section 2 or Section 6(i) and their heirs and legal representatives, and for the benefit of no other Person. No purchaser of Subject Common Shares shall be deemed to be a successor by reason merely of such purchase.

(b)           Assignment. Neither party may assign this Agreement or its rights hereunder or delegate its duties hereunder without the prior written consent of the other party, except to a successor to such party by merger or consolidation or operation of law or an assignee of substantially all of the assets of such party.

(c)           Expenses. The Shareholder shall pay all expenses incident to the negotiation, preparation, performance and enforcement of this Agreement (including the reasonable fees and expenses of counsel, accountants and other consultants, advisors and representatives for all activities of SIR and the Shareholder undertaken pursuant to this Agreement), except to the extent otherwise specifically set forth in this Agreement.

(d)           Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, covenants, promises, conditions, understandings, inducements, representations and negotiations, expressed or implied, oral or written, between them as to such subject matter.

(e)           Waivers; Amendments. Notwithstanding anything in this Agreement to the contrary, amendments to and modifications of this Agreement may be made, required consents and approvals may be granted and compliance with any term, covenant, agreement, condition or other provision set forth herein may be omitted or waived, either generally or in a particular instance and either retroactively or prospectively with, but only with, the written consent of SIR and the Shareholder.

(f)            Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, upon confirmation of receipt when transmitted by facsimile transmission, on the next Business Day if transmitted by a nationally recognized overnight courier or on the third Business Day following mailing by first class mail, postage prepaid, in each case as follows (or at such other United States address or facsimile number for a party as shall be specified by like notice):

(i)            Notices to SIR shall be directed to it at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, Attention: David M. Blackman, facsimile: (617) 219-1440, with a copy to Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, Attention: Alexander A. Notopoulos, Jr., facsimile: (617) 338-2880.

(ii)           Notices to the Shareholder shall be directed to it at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, Attention: John C. Popeo, facsimile: (617) 332-2261, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts 02180, Attention: Margaret R. Cohen, facsimile: (617) 305-4859.

(g)           Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case, except when such reformation and construction could operate as an undue hardship on either party, or constitute a substantial deviation from the general intent and purpose of such party as reflected in this Agreement. The parties shall endeavor in good faith negotiations to replace the invalid, inoperative, illegal or unenforceable provisions with valid, operative, legal and enforceable provisions the economic effect of which comes as close as possible to that of the invalid, inoperative, illegal or unenforceable provisions.

(h)           Counterparts. This Agreement may be executed in several counterparts, including by facsimile or electronic PDF, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all the parties hereto. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

(i)            Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.  The words “hereof,” “hereunder,” “hereby” and “herein” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and

Section references are to this Agreement, unless otherwise specified.  The words “including” and “include” shall be deemed to be followed by the words “without limitation.”

(j)            Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the applicable laws of the United States of America and the domestic substantive laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction.

(k)           Further Acts. Each party agrees that at any time, and from time to time, before and after the consummation of the transactions contemplated by this Agreement, it will do all such things and execute and deliver all such agreements, assignments, instruments, other documents and assurances, as any other party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby or to be created hereunder.

(l)            TRUSTEES AND SHAREHOLDERS NOT LIABLE.

(i)            THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING SIR, DATED MARCH 9, 2012, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS AND SUPPLEMENTS THERETO (THE “SIR DECLARATION”) IS DULY FILED IN THE OFFICE OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT THE NAME “SELECT INCOME REIT” REFERS TO THE TRUSTEES UNDER THE SIR DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SIR SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SIR. ALL PERSONS DEALING WITH SIR, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SIR FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

(ii)           THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING THE SHAREHOLDER, DATED JULY 1, 1994, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS AND SUPPLEMENTS THERETO (THE “CWH DECLARATION”), IS DULY FILED IN THE OFFICE OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT THE NAME “COMMONWEALTH REIT” REFERS TO THE TRUSTEES UNDER THE CWH DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE SHAREHOLDER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE SHAREHOLDER. ALL PERSONS DEALING WITH THE SHAREHOLDER, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE SHAREHOLDER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

(m)          Consent to Jurisdiction and Forum.  This Section 5(m) is subject to, and shall not in any way limit the application of, Section 6; in case of any conflict between this Section 5(m) and Section 6, Section 6 shall govern.  The exclusive jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall lie in any federal or state court located in Boston, Massachusetts.  By execution and delivery of this Agreement, each party hereto irrevocably submits to the jurisdiction of such courts for itself and in respect of its property with respect to such action. The parties irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action.  The parties further agree and consent to the service of any process required by any such court by delivery of a copy thereof in accordance with Section 5(f) and that any such delivery shall constitute valid and lawful service of process against it, without necessity for service by any other means provided by statute or rule of court.

6.                                      Arbitration

(a)           Any disputes, claims or controversies between the parties (i) arising out of or relating to this Agreement or the Registration, Offering or use of any proceeds raised in the Offering or (ii) brought by or on behalf of any shareholder of either SIR or the Shareholder (which, for purposes of this Section 6, shall mean any shareholder of record or any beneficial owner of shares of either SIR or the Shareholder, respectively, or any former shareholder of record or beneficial owner of shares of either SIR or the Shareholder, respectively), either on his, her or its own behalf, on behalf of either SIR or the Shareholder, respectively, or on behalf of any series or class of shares of either SIR or the Shareholder, respectively, or shareholders of SIR or the Shareholder, respectively, against either SIR or the Shareholder, respectively, or any trustee, officer, manager (including the Manager or its successor), agent or employee of either SIR or the Shareholder, arising out of or relating to this Agreement or the Registration, Offering or use of any proceeds raised in the Offering (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute, be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Section 6.  For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against trustees, officers or managers of either SIR or the Shareholder and class actions by a shareholder against those individuals or entities or either SIR or the Shareholder.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party.

(b)           There shall be three arbitrators.  If there are only two parties to the Dispute, each party shall select one arbitrator within 15 days after receipt of a demand for arbitration.  Such arbitrators may be affiliated or interested persons of such parties. If there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one arbitrator within 15 days after receipt of a demand for arbitration. Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be. If either a claimant (or all claimants) or a respondent (or all respondents) fails to timely select an arbitrator then the party (or parties) who has selected an arbitrator may request the AAA to provide a list of three proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten days from the date the AAA provides such list to select one of the three arbitrators proposed by AAA. If such party (or parties) fails to select such arbitrator by such time, the party (or parties) who has appointed the first arbitrator shall then have ten days to select one of the three arbitrators proposed by AAA to be the second arbitrator; and, if he, she or they should fail to select such arbitrator by such time, the AAA shall select, within 15 days thereafter, one of the three arbitrators it had proposed as the second arbitrator. The two arbitrators so appointed shall jointly appoint the third and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within 15 days of the appointment of the second arbitrator.  If the third arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

(c)           The place of arbitration shall be Boston, Massachusetts unless otherwise agreed by the parties.

(d)           There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.

(e)           In rendering an award or decision (the “Award”), the arbitrators shall be required to follow the laws of the Commonwealth of Massachusetts.  Any arbitration proceedings or Award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  The Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of law on which it is based.

(f)            Except to the extent expressly provided by this Agreement or as otherwise agreed by the parties, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action by a shareholder of either SIR or the Shareholder, as applicable, award any portion of SIR’s or the Shareholder’s award to the claimant or the claimant’s attorneys. Each party (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third appointed arbitrator.

(g)           An Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between such parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon the Award may be entered in any court having jurisdiction.  To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

(h)           Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset.  Each party against which the Award assesses a monetary obligation shall pay that obligation on or before the 30th day following the date of the Award or such other date as the Award may provide.

(i)            This Section 6 is intended to benefit and be enforceable by the shareholders, directors, officers, managers (including the Manager or its successor), agents or employees of SIR or the Shareholder, as applicable, and shall be binding on the shareholders of SIR or the Shareholder, as applicable, and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

7.                                      Termination

(a)           Subject to Section 7(b) hereof, this Agreement (i) may be terminated by the mutual written consent of each of SIR and the Shareholder, (ii) shall automatically terminate, without any action on the part of SIR or the Shareholder, upon the closing of the sale of any Subject Common Shares pursuant to the Offering and (iii) may be terminated by SIR at its option, upon the occurrence of a Change of Control of the Shareholder.  For the avoidance of doubt, in the event of a termination of this Agreement pursuant to Section 7(a)(iii), all obligations of SIR under Section 1, including with respect to any Registration Statement that may have been filed and with respect to any effective Registration Statement, shall immediately terminate.

(b)           The indemnification and contribution provisions of Section 2, the arbitration provisions of Section 6 and the Shareholder’s obligation to pay Registration Expenses of Section 1(d) shall survive any termination of this Agreement pursuant to Section 7(a). All representations and warranties contained in this Agreement shall survive any such termination and any sale or other disposition of the Subject Common Shares.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed or caused to be executed under seal this Agreement as of the date first above written.

SELECT INCOME REIT

By:	/s/ David M. Blackman
	Name:	David M. Blackman
	Title:	President and Chief Operating Officer

COMMONWEALTH REIT

By:	/s/ John C. Popeo
	Name:	John C. Popeo
	Title:	Chief Financial Officer and Treasurer

[Signature Page to Registration Agreement]